Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Rush Enterprises, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $.01 par value per share Reserved for future issuance under the Amended and Restated 2007 Long-Term Incentive Plan and Amended and Restated 2004 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	2,400,000(2)	$38.75(3)	$93,000,000	0.0001476	$13,726.80
Equity	Class B Common Stock, $.01 par value per share Reserved for future issuance under the Amended and Restated 2007 Long-Term Incentive Plan	Rule 457(c) and Rule 457(h)	1,800,000(4)	$43.65(5)	$78,570,000	0.0001476	$11,596.30
Total Offering Amounts					$171,549,000
Total Fees Previously Paid
Total Fee Offsets
		Net Fee Due					$25,323.73

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock of Rush Enterprises, Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock

(2)

Represents 2,400,000 additional shares of the Registrant's Class A Common Stock that were authorized for issuance under the Registrant's Amended and Restated 2007 Long-Term Incentive and Amended and Restated 2004 Employee Stock Purchase Plans pursuant to shareholder approval at the 2023 annual meeting, as adjusted for the 3-for-2 stock split approved by the Board of Directors on July 25, 2023.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high ($39.06) and low ($38.43) prices of the registrant’s Class A Common Stock as reported on the Nasdaq Global Select Market on November 27, 2023.

(4)

Represents 1,800,000 additional shares of the Registrant's Class B Common Stock that were authorized for issuance under the Registrant's Amended and Restated 2007 Long-Term Incentive Plan pursuant to shareholder approval at the 2023 annual meeting, as adjusted for the 3-for-2 stock split approved by the Board of Directors on July 25, 2023.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high ($43.99) and low ($43.30) prices of the registrant’s Class B Common Stock as reported on the Nasdaq Global Select Market on November 27, 2023.